UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

WARMEN LIMITED

----------------------------------------

(Exact name of registrant as specified in its charter)

Nevada	1000	30-0586427
(State or other jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

WARMEN LIMITED

112 N. Curry St., Suite 100

Carson City, NV 89703-4934

Telephone: 702-664-1299

Facsimile: 775-245-4050

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(Address and telephone number of principal executive offices)

Val-U-Corp Services, Inc.

1802 N. Carson St., Ste 108, Carson City, NV   89701

Tel:  775-887-8853

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(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: as soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.      ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer

☐

Accelerated filer

☐

Non-accelerated filer

☐

Smaller reporting company

☒

CALCULATION OF REGISTRATION FEE
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIUM OFFERING PRICE PER SHARE (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (2)	AMOUNT OF REGISTRATION FEE
Common Stock	31,680,000	$0.10	$3,168,000	$225.88

[1]

This price was arbitrarily determined by the registrant and does not reflect market value, assets or any established criteria of valuation.

[2]

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to Section 8(a), may determine.

SUBJECT TO COMPLETION, Dated____________, 2010

PROSPECTUS

Warmen Ltd.

31,680,000 SHARES

COMMON STOCK

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This prospectus relates to the resale of 31,680,000 shares of the common stock of Warmen Ltd. (“Warmen,” “we” or the “Company”) by the selling stockholders named in the prospectus (the “Selling Stockholders”). We are registering these shares to enable the Selling Stockholders to resell them from time to time.

Our common stock is presently not listed or quoted on any market or electronic quotation system and we have not applied for listing or quotation. After this registration statement is declared effective, we intend to have a registered broker-dealer submit an application for a quotation of our common stock on the Over-The-Counter Bulletin Board (the “OTC BB”) administered by the Financial Industry Regulatory Authority.  Although we intend to apply to have our common stock quoted on the OTC BB, there can be no assurance that our common stock will ever be quoted on the OTC BB or that any market for our stock will ever develop.

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The purchase of the securities offered through this prospectus involves a high degree of risk.  See Section Entitled “Risk Factors” on pages 2 – 7.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC BB, and thereafter at prevailing market prices or privately negotiated prices.  We cannot ensure that our shares will be quoted on the OTC BB.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

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The Date of this Prospectus is: ____________, 2010

SUMMARY INFORMATION

Prospective investors are urged to read this prospectus in its entirety.

We are in the business of mineral property exploration.  During March 2010 we carried out our first phase of exploration on the Eazy 1 – 4 mineral claims, which are located in Montezuma Peak Area, Esmeralda County, Nevada.  We acquired the property from Western Minerals Inc for $3,500.

Our objective is to continue to conduct mineral exploration activities on the Eazy 1 - 4 claims in order to assess whether the property possesses economic reserves of base metals.  We have not yet identified any economic mineralization on the Eazy 1 – 4 claims.    Our exploration program is designed to search for an economic mineral deposit.  We have completed the initial phase of the recommended exploration program on the Eazy 1 - 4 claims, which program was carried out during March 2010 at a cost of $7,000.  Now that we have completed the first phase of exploration, we will make a decision as to whether or not we proceed with the next phase based upon our analysis of the results of that program.  Our director will make this decision based upon the recommendations of the independent geologist who oversees the program and records the results.

We were incorporated on July 29, 2008, under the laws of the state of Nevada.  Our principal offices are located at 112 N. Curry St., Suite 100 Carson City, NV 89703-4934.   Our telephone number is 702-664-1299.

The Offering:

Securities Being Offered	Up to 31,680,000 shares of common stock

Offering Price

The selling shareholders will sell their shares at $0.10 per share until our shares are quoted on the OTC BB, and thereafter at prevailing market prices or privately negotiated prices.  We cannot ensure that our shares will be quoted on the OTC BB.  We determined this offering price based upon the price of the last sale of our common stock to investors.   We intend to have our securities quoted on the Over-the-Counter Bulletin Board (“OTC BB”), a quotation medium for subscribing National Association of Securities Dealers (“NASD”) members, upon our becoming a reporting entity under the Securities Exchange Act of 1934 (the “Exchange Act”).  For this to happen, we must contact an authorized OTC BB market maker for sponsorship of our securities on the OTC BB.  Only authorized OTC BB market makers can apply to quote securities on the OTC BB.  There is no guarantee, however, that our stock will become quoted on the OTC BB. If our common stock becomes quoted on the OTC BB and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the Selling Stockholders.  The offering price would thus be determined by market factors and the independent decisions of the Selling Stockholders.

Terms of the Offering	The selling shareholders will determine when and how they will sell the common stock offered in this prospectus.

Securities Issued	71,280,000 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Summary Financial Information

Balance Sheets

	Dec 31, 2009	March 31, 2010 (unaudited)
Cash	$1,431	77,630
Total Assets	$1,431	77,630
Liabilities	$5,675	70,335
Total Stockholders’ Equity (Deficit)	($4,244)	7,295

Statements of Operations

From Incorporation on

July 29, 2008 to December 31, 2009

and three months ended March 31, 2010 (unaudited)

	From Incorporation on July 29, 2008 to December 31, 2009	Three months ended March 31, 2010 (unaudited)
Revenue	$ 0	$ 0
Net loss	$ 7,844	$ 17,261

RISK FACTORS

An investment in our common stock involves a high degree of risk.  The following is a discussion of all of the material risks relating to the offering and our business.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

If we do not obtain additional financing, our business will fail.

As of March 31, 2010 we had $77,630 in cash.  Our current operating funds are less than necessary to complete all intended exploration of the Eazy 1 - 4 claims, and therefore we will need to obtain additional financing in order to complete our business plan.  We currently do not have any operations and we have no income.  As well, we will not receive any funds from this registration.

Our business plan calls for additional expenses in connection with the second phase of exploration of the Eazy 1 - 4 claims.  We will need additional funds to complete the second phase of the recommended exploration.  Even after completion of the first phase of exploration, we do not know if we have a commercially viable mineral deposit.

We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete.  We do not currently have any arrangements for financing and may not be able to find such financing if required.

Although we have commenced business operations, we face a high risk of business failure.

We were incorporated on July 29, 2008 and to date have been involved primarily in organizational activities, the acquisition of an interest in the Eazy 1 - 4 claims and carrying out the first phase of the recommended exploration program.  We have not earned any revenues as of the date of this prospectus.  Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises.  The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral property that we plan to undertake.  These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues.  We therefore expect to incur significant losses into the foreseeable future.  We recognize that if we are unable to generate significant revenues from development of the Eazy 1 - 4 claims and the production of minerals from the claims, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

Because of the speculative nature of exploration of mining properties, there is a substantial risk that our business will fail.

The search for valuable minerals as a business is extremely risky.  The likelihood of our mineral property containing economic mineralization or reserves of base metals is extremely remote.  Exploration for minerals is a speculative venture necessarily involving substantial risk.  In all probability, the Eazy 1 - 4 claims do not contain any reserves and funds that we spend on exploration will be lost.  As well, problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

Because our continuation as a going concern is in doubt, we will be forced to cease business operations unless we can generate profit in the future.

The report of our independent accountant to our audited financial statements for the period ended December 31, 2009 indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern.  Such factors identified in the report are that we have no source of revenue and our dependence upon obtaining adequate financing.  If we are not able to continue as a going concern, it is likely investors will lose all of their investment.

Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages, which could hurt our financial position and possibly result in the failure of our business.

The search for valuable minerals involves numerous hazards.  As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure.  The payment of such liabilities may have a material adverse effect on our financial position.

Even if we discover commercial reserves of base metals on the Eazy 1 - 4 claims, we may not be able to successfully commence commercial production.

The Eazy 1 - 4 claims do not contain any known bodies of mineralization.  If our exploration programs are successful in establishing base minerals of commercial tonnage and grade, we will require additional funds in order to place the Eazy 1 - 4 claims into commercial production.  We may not be able to obtain such financing.

Because our sole director and officer has other business interests, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Our president, Mr.Villamar, intends to devote approximately 25% of his business time providing his services to us.  While he presently possesses adequate time to attend to our interests, it is possible that the demands on Mr. Villamar from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business.

Because our sole director has no technical experience in mineral exploration, our business has a higher risk of failure.

Our sole director and officer does not have any technical training in the field of geology.  As a result, we may not be able to recognize and take advantage of potential acquisition and exploration opportunities in the sector without the aid of qualified geological consultants.  As well, with no direct training or experience, Mr. Villamar may not be fully aware of the specific requirements related to working in this industry.  His decisions and choices may not be well thought out and our operations and ultimate financial success may suffer irreparable harm as a result.

Our geologist has been involved in numerous companies that have not continued on with their exploration activities and have in many cases changed businesses.

James McLeod has been management or the geologist for close to twenty five companies many of which have not moved forward with their exploration activities or have merged into companies in a completely different industry.

Because our management has not visited the property, we must rely upon third party reports.

Giovanny Villimar, our sole executive officer and director, has not visited or viewed our exploration property and cannot verify or affirm the information on the property provided by third parties, such as our consulting geologist James McLeod. Our operations, earnings, and ultimate financial success could suffer irreparable harm if the information on the property provided by third parties is not accurate and complete.

If a market for our common stock does not develop, shareholders may be unable to sell their shares and will incur losses as a result.

There is currently no market for our common stock and no certainty that a market will develop. We intend to have our securities quoted on the OTC BB upon our becoming a reporting entity under the Exchange Act.  For this to happen, we must contact an authorized OTC BB market maker for sponsorship of our securities on the OTC BB. Only authorized OTC BB market makers can apply to quote securities on the OTC BB. There is no guarantee, however, that our stock will become quoted on the OTC BB.  If our common stock becomes quoted on the OTC BB and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the Selling Stockholders.  If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

A purchaser is purchasing penny stock which limits his or her ability to sell the stock.

The shares offered by this prospectus constitute penny stock under the Exchange Act.  The shares will remain penny stock for the foreseeable future.  The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, thus limiting investment liquidity.  Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Exchange Act.  Rather than creating a need to comply with those rules, some broker-

dealers will refuse to attempt to sell penny stock.

Failure to achieve and maintain effective internal controls in accordance with section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business and operating results.

It may be time consuming, difficult and costly for us to develop and implement the additional internal controls, processes and reporting procedures required by the Sarbanes-Oxley Act.  We may need to hire additional financial reporting, internal auditing and other finance staff in order to develop and implement appropriate additional internal controls, processes and reporting procedures.  If we are unable to comply with these requirements of the Sarbanes-Oxley Act, we may not be able to obtain the independent accountant certifications that the Sarbanes-Oxley Act requires of publicly traded companies.

If we fail to comply in a timely manner with the requirements of Section 404 of the Sarbanes-Oxley Act regarding internal control over financial reporting or to remedy any material weaknesses in our internal controls that we may identify, such failure could result in material misstatements in our financial statements, cause investors to lose confidence in our reported financial information and have a negative effect on the trading price of our common stock.

Pursuant to Section 404 of the Sarbanes-Oxley Act and current SEC regulations, beginning with our annual report on Form 10-K for our fiscal period ending December 31, 2010, furnish a report by our management on our internal control over financial reporting. We have begun the process of documenting and testing our internal control procedures in order to satisfy these requirements, which is likely to result in increased general and administrative expenses and may shift management time and attention from revenue-generating activities to compliance activities.  While our management is expending significant resources in an effort to complete this important project, there can be no assurance that we will be able to achieve our objective on a timely basis. There also can be no assurance that our auditors will be able to issue an unqualified opinion on management's assessment of the effectiveness of our internal control over financial reporting. Failure to achieve and maintain an effective internal control environment or complete our Section 404 certifications could have a material adverse effect on our stock price.

In addition, in connection with our on-going assessment of the effectiveness of our internal control over financial reporting, we may discover “material weaknesses” in our internal controls as defined in standards established by the Public Company Accounting Oversight Board, or the PCAOB. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.  The PCAOB defines “significant deficiency” as a deficiency that results in more than a remote likelihood that a misstatement of the financial statements that is more than inconsequential will not be prevented or detected.

In the event that a material weakness is identified, we will employ qualified personnel and adopt and implement policies and procedures to address any material weaknesses that we identify.  However, the process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company. We cannot assure you that the measures we will take will remediate any material weaknesses that we may identify or that we will implement and maintain adequate controls over our financial process and reporting in the future.

Any failure to complete our assessment of our internal control over financial reporting, to remediate any material weaknesses that we may identify or to implement new or improved controls, or difficulties encountered in their implementation, could harm our operating results, cause us to fail to meet our reporting obligations or result in material misstatements in our financial statements.  Any such failure could also adversely affect the results of the periodic management evaluations of our internal controls and, in the case of a failure to remediate any material weaknesses that we may identify, would adversely affect the annual auditor attestation reports regarding the effectiveness of our internal control over financial reporting that are required under Section 404 of the Sarbanes-Oxley Act.  Inadequate internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our common stock.

RISK FACTORS RELATING TO OUR COMMON STOCK AND THIS OFFERING

There is no public (trading) market for our common stock and there is no assurance that our common stock will ever trade on a recognized exchange or dealers’ network; therefore, our investors may not be able to sell their shares.

Our common stock is not listed on any exchange or quoted on any similar quotation service, and there is currently no public market for our common stock.  We have not taken any steps to enable our common stock to be quoted on the OTC BB, and can provide no assurance that our common stock will ever be quoted on any quotation service or that any market for our common stock will ever develop.  As a result, stockholders may be unable to liquidate their investments, or may encounter considerable delay in selling shares of our common stock.  Neither we nor our selling stockholders have engaged an underwriter for this offering, and we cannot assure you that any brokerage firm will act as a market maker of our securities.  A trading market may not develop in the future, and if one does develop, it may not be sustained.  If an active trading market does develop, the market price of our common stock is likely to be highly volatile due to, among other things, the nature of our business and because we are a new public company with a limited operating history.  Further, even if a public market develops, the volume of trading in our common stock will presumably be limited and likely be dominated by a few individual stockholders.  The limited volume, if any, will make the price of our common stock subject to manipulation by one or more stockholders and will significantly limit the number of shares that one can purchase or sell in a short period of time.  The market price of our common stock may also fluctuate significantly in response to the following factors, most of which are beyond our control:

•

variations in our quarterly operating results;

•

changes in general economic conditions;

•

changes in market valuations of similar companies;

•

announcements by us or our competitors of significant new contracts, acquisitions, strategic partnerships or joint ventures, or capital commitments;

•

loss of a major customer, partner or joint venture participant; and

•

the addition or loss of key managerial and collaborative personnel.

The equity markets have, on occasion, experienced significant price and volume fluctuations that have affected the market prices for many companies’ securities and that have often been unrelated to the operating performance of these companies.  Any such fluctuations may adversely affect the market price of our common stock, regardless of our actual operating performance.  As a result, stockholders may be unable to sell their shares, or may be forced to sell them at a loss.

Once publicly trading, the application of the “penny stock” rules could adversely affect the market price of our common shares and increase your transaction costs to sell those shares. The Securities and Exchange Commission (“SEC”) has adopted Rule 3a51-1 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15g-9 require:

•

that a broker or dealer approve a person’s account for transactions in penny stocks; and

•

the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•

obtain financial information and investment experience objectives of the person; and

•

make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

•

sets forth the basis on which the broker or dealer made the suitability determination; and

•

that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

•

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules.  This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

We will be a "shell" company and our shares will subject to restrictions on resale.

As we currently have nominal operations and our assets consist of cash, and/or cash equivalents, we will be deemed a "shell company" as defined in Rule 12b-2 of the Exchange Act.  Accordingly, until we are no longer a "shell company," we will file a Form 10 level disclosure, and continue to be a reporting company pursuant to the Exchange Act, and for twelve months, shareholders holding restricted, non-registered shares will not be able to use the exemptions provided under Rule 144 for the resale of their shares of common stock.  Preclusion from any prospective investor using the exemptions provided by Rule 144 may be more difficult for us to sell equity securities or equity-related securities in the future to investors that require a shorter period before liquidity or may require us to expend limited funds to register their shares for resale in a future  prospectus.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  You should not place too much reliance on these forward-looking statements.  Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the “Risk Factors” section and elsewhere in this prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

DETERMINATION OF OFFERING PRICE

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC BB, and thereafter at prevailing market prices or privately negotiated prices.  We intend to have our securities quoted on the OTC BB upon our becoming a reporting entity under the Exchange Act.  For this to happen, we must contact an authorized OTC BB market maker for sponsorship of our securities on the OTC BB. Only authorized OTC

BB market makers can apply to quote securities on the OTC BB. There is no guarantee, however, that our stock will become quoted on the OTC BB. If our common stock becomes quoted on the OTC BB and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the Selling Stockholders. We cannot ensure that our shares will be quoted on the OTC BB. We determined this offering price based upon the price of the last sale of our common stock to investors.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders.

SELLING SECURITY HOLDERS

The selling shareholders named in this prospectus are offering all of the 31,680,000 shares of common stock offered through this prospectus.  These shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933 (the “Securities Act”). The shares include the following:

31,680,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act and was completed on March 31, 2010.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.

the number of shares owned by each prior to this offering;

2.

the total number of shares that are to be offered for each;

3.

the total number of shares that will be owned by each upon completion of the offering; and

4.

the percentage owned by each upon completion of the offering.

Name of Selling		Beneficial Ownership		# Shares	Beneficial Ownership
Shareholder		Before Offering		Offered	After Offering
Last	First	# Shares	Percent		# Shares	Percent
Bonaby	Lynette	880,000	1.235%	880,000	0	N/A
Colebrooke	Lintheo	880,000	1.235%	880,000	0	N/A
Colebrooke	Patrick	880,000	1.235%	880,000	0	N/A
Demeritte	Van	880,000	1.235%	880,000	0	N/A
Francis	Bernice	880,000	1.235%	880,000	0	N/A
Francis	Marcus	880,000	1.235%	880,000	0	N/A
Francis	Revy	880,000	1.235%	880,000	0	N/A
Francis	Shawn	880,000	1.235%	880,000	0	N/A
Ferguson-Lambert	Deanne	880,000	1.235%	880,000	0	N/A
Gavarrete	Elsa	880,000	1.235%	880,000	0	N/A
Gavarrete	Maria Amalia	880,000	1.235%	880,000	0	N/A
Gavarrete	Maria Inocente	880,000	1.235%	880,000	0	N/A
Gavarrete	Norma	880,000	1.235%	880,000	0	N/A

Name of Selling		Beneficial Ownership		# Shares	Beneficial Ownership
Shareholder		Before Offering		Offered	After Offering
Last	First	# Shares	Percent		# Shares	Percent
Hepburn	Maria	880,000	1.235%	880,000	0	N/A
Higgs	Kenneth	880,000	1.235%	880,000	0	N/A
Latalya	Josey	880,000	1.235%	880,000	0	N/A
Leadon	Dashanaire	880,000	1.235%	880,000	0	N/A
McPhee	Bernadette	880,000	1.235%	880,000	0	N/A
Mills	Nia	880,000	1.235%	880,000	0	N/A
Moxey	Edmond	880,000	1.235%	880,000	0	N/A
Newry	Elfloy	880,000	1.235%	880,000	0	N/A
Pratt	Gloria	880,000	1.235%	880,000	0	N/A
Pratt	Phillip	880,000	1.235%	880,000	0	N/A
Rahming	Albert	880,000	1.235%	880,000	0	N/A
Rahming	Euthalie	880,000	1.235%	880,000	0	N/A
Roberts	Aaron	880,000	1.235%	880,000	0	N/A
Roberts	Dorothy	880,000	1.235%	880,000	0	N/A
Rolle	Arthrametra	880,000	1.235%	880,000	0	N/A
Rolle	Geletha	880,000	1.235%	880,000	0	N/A
Rolle	John	880,000	1.235%	880,000	0	N/A
Sanchez	Carlos	880,000	1.235%	880,000	0	N/A
Sandilands	Richard	880,000	1.235%	880,000	0	N/A
Strachan	Rosanna	880,000	1.235%	880,000	0	N/A
Taylor	John	880,000	1.235%	880,000	0	N/A
Turnquest	Alexis	880,000	1.235%	880,000	0	N/A
Williams	Llewelyne	880,000	1.235%	880,000	0	N/A

(1)

These shares were issued subsequent to the forward split of our share capital on the basis of twenty two new shares for each one old share, which occurred on March 31, 2010.

Each of the above shareholders beneficially owns and has sole voting and investment over all shares or rights to the shares registered in his or her name.  The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.  The percentages are based on 71,280,000 shares of common stock outstanding on the date of this prospectus.

None of the selling shareholders:

(1)

has had a material relationship with us other than as a shareholder at any time within the past three years;

(2)

has ever been one of our officers or directors; or

(3)

is a broker-dealer or affiliate of a broker dealer.

To the best of our knowledge, none of the Selling Stockholders holds any other stock of our company and if they were to sell all of the shares listed above, they would hold no equity interest in our company.

There was no private placement agent or others who were involved in placing shares with the Selling Stockholders.

If a Selling Stockholder transfers any of the Secondary Shares and the transferee wishes to be included in this offering, we will file a prospectus supplement which includes the change pursuant to Rule 424 of the Securities Act.

PLAN OF DISTRIBUTION

We are registering the resale of the Secondary Shares on behalf of the Selling Stockholders. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner, and size of each sale or non-sale related transfer. We will not receive any of the proceeds of this offering.

The Selling Stockholders will offer to sell their Secondary Shares at $0.10 per share until our common stock is quoted on the OTC BB and thereafter at prevailing market prices or privately negotiated prices.

The Selling Stockholders may use one or more of the following methods when selling Secondary Shares:

1.

block trades in which the broker-dealer engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

2.

purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

3.

ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

4.

an exchange distribution in accordance with the rules of the applicable exchange;

5.

privately negotiated transactions;

6.

market sales (both long and short to the extent permitted under the federal securities laws);

7.

at the market to or through market makers or into an existing market for the shares;

8.

transactions in options, swaps or other derivatives (whether exchange listed or otherwise);

9.

a combination of any of the aforementioned methods of sale; and

10.

any other method permitted pursuant to applicable law.

A Selling Stockholder may also resell all or any portion of the Selling Stockholder’s Secondary Shares which qualify for sale pursuant to Rule 144 under the Securities Act rather than pursuant to this prospectus.

In effecting sales, broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate.  Broker-dealers may receive commissions or discounts from a Selling Stockholder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser, in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved.

Broker-dealers may agree with a Selling Stockholder to sell a specified number of Secondary Shares at a stipulated price per share.  Such an agreement may also require the broker-dealer to purchase as principal any unsold Secondary Shares at the price required to fulfill the broker-dealer commitment to the Selling Stockholder if such broker-dealer is unable to sell the Secondary Shares on behalf of the Selling Stockholder.

Broker-dealers who acquire Secondary Shares as principal may thereafter resell the Secondary Shares from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions.  In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

In connection with distributions of the Secondary Shares, the Selling Stockholders may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with the Selling Stockholder. The Selling Stockholders also may sell the Secondary Shares short and deliver the shares to close out such short positions. The Selling Stockholders also may enter into options or other transactions with broker-dealers that involve the delivery of Secondary Shares to the broker-dealers, which may then resell or otherwise transfer such shares.

The Selling Stockholders also may loan or pledge Secondary Shares to a broker-dealer and the broker-dealer may sell the shares so loaned or upon a default may sell or otherwise transfer the pledged shares.

Before any involvement of any broker-dealer in the offering, such broker-dealer must seek and obtain clearance of the underwriting compensation and arrangements from the NASD Corporate Finance Department.

To the extent required under the Securities Act, if a Selling Stockholder enters into an agreement, after effectiveness, to sell Secondary Shares to a broker-dealer as principal and the broker-dealer is acting as an underwriter, we will file a post effective amendment to this registration statement identifying the broker-dealer, providing the required information on the plan of distribution (including the number of shares of common stock involved, the price at which the common stock is to be sold and the commissions paid or discounts or concessions allowed to such broker-dealers), revising the appropriate disclosures in the registration statement and filing the agreement as an exhibit to the registration statement.  We also intend to file any post effective amendments or other necessary documents in compliance with the Securities Act which may be required if any of the Selling Stockholders defaults under any customer agreement with a broker-dealer.

Each of the Selling Stockholders reserves the sole right to accept or reject, in whole or in part, any proposed purchase of the Secondary Shares to be made directly or through agents. The Selling Stockholders and any agents or broker-dealers that participate with the Selling Stockholders in the distribution of Secondary Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of the Secondary Shares may be deemed to be underwriting commissions or discounts under the Securities Act.

We can provide no assurance that any of the offered common stock will be sold by the Selling Stockholders.

The Selling Stockholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the Secondary Shares. In particular, during such times as the Selling Stockholders may be deemed to be engaged in a distribution of the Secondary Shares, and therefore be considered to be an underwriter, they must comply with applicable law and must, among other things:

1.

not engage in any stabilization activities in connection with our common stock;

2.

furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.

not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

We intend to hand deliver or mail a prospectus to each Selling Stockholder. We do not have (and to the best of our knowledge, none of the Selling Stockholders have) any intentions of distributing our prospectus other than by hand or the mails. We also do not have (and to the best of our knowledge, none of the Selling Stockholders have) any intentions to use any form of prospectus other than a printed prospectus.

We are bearing all costs related to registration of the Secondary Shares, other than commissions and discounts of agents or broker-dealers and transfer taxes, if any, which are the responsibility of the Selling Stockholders.

We are paying the expenses of the offering because we seek to: (i) become a reporting company under the Exchange Act; and (ii) enable our common stock to be quoted on the OTC BB.  We must be a reporting company under the Exchange Act in order that our common stock is eligible for quotation on the OTC BB.  We believe that the registration of the resale of shares on behalf of the Selling Stockholders may facilitate the development of a public market in our common stock if our common stock is approved for quotation on the OTC BB.

We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors.  We believe that obtaining reporting company status under the Exchange Act and having our common stock quoted on the OTC BB should increase our ability to raise additional funds from investors, should the need arise.

In order for our common stock to be quoted on the OTC BB, we must contact an authorized OTC BB market maker for sponsorship of our securities on the OTC BB. Only market makers can apply to quote securities on the OTC BB.  Our President, Giovanny Villamar, already had preliminary discussions with an authorized OTC BB market maker with the intent of entering into an agreement for the sponsorship of our common stock for quotation on the OTC BB.

Although we intend to have our common stock quoted on the OTC BB, public trading of our common stock may never materialize.  If our common stock becomes quoted on the OTC BB or another exchange, then the sales price to the public will vary according to the selling decisions of each Selling

Stockholder and the market for our stock at the time of resale.  In these circumstances, the sales price to the public may be:

1.

the market price of our common stock prevailing at the time of sale;

2.

a price related to such prevailing market price of our common stock; or

3.

such other price as the Selling Stockholders determine from time to time.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

Our authorized capital stock consists of 100,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of March 31, 2010, there were 71,280,000 shares of our common stock issued and outstanding that are held by 37 stockholders of record.  Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.  Holders of common stock do not have cumulative voting rights.  Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors.  A majority of shareholders that are present at a meeting, or persons representing by written proxy, are necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business.  As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada Laws

The Nevada Business Corporation Law contains a provision governing "Acquisition of Controlling Interest." This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part.  The control share acquisition act provides that a person or entity acquires "control shares" whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: (1) 20 to 33 1/3%, (2) 33 1/3 to 50%, or (3) more than 50%.  A "control share acquisition" is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares.  The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation.  Our articles of incorporation and bylaws do not exempt our common stock from the control share acquisition act.  The control share acquisition act is applicable only to shares of "Issuing Corporations" as defined by the act.  An Issuing Corporation is a Nevada corporation, which; (1) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and (2) does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record resident of Nevada.  Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met.  At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of our company, regardless of whether such acquisition may be in the interest of our stockholders.

The Nevada "Combination with Interested Stockholders Statute" may also have an effect of delaying or making it more difficult to effect a change in control of our company.  This statute prevents an "interested stockholder" and a resident domestic Nevada corporation from entering into a "combination", unless certain conditions are met.  The statute defines "combination" to include any merger or consolidation with an "interested stockholder," or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an "interested stockholder" having; (1) an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation; (2) an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or (3) representing 10 percent or more of the earning power or net income of the corporation.  An "interested stockholder" means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof.  A corporation affected by the statute may not engage in a "combination" within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares.  If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of: (1) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher; (2) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or (3) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant.  Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The Law Office of Diane D. Dalmy, Attorney at Law, has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

The financial statements included in this prospectus and the registration statement have been audited by LBB & Associates Ltd., LLP, Certified Public Accountants, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INFORMATION WITH RESPECT TO THE REGISTRANT

Description of Business

We have commenced operations as an exploration stage company.  We are engaged in the acquisition and exploration of mineral properties with a view to exploiting any mineral deposits we discover.  We own a 100% interest in four mineral claims known as the Eazy 1 - 4 claims, comprising a total 82.64 acres, located in the west-central area of the State of Nevada, approximately six air miles southwest of the town of Goldfield.  We purchased these claims from Western Minerals Inc. for a purchase price of $3,500.

There is no assurance that a commercially viable mineral deposit exists on the Eazy 1 - 4 claims.  We do not have any current plans to acquire interests in additional mineral properties, though we may consider such acquisitions in the future.

Mineral property exploration is typically conducted in phases.  Each subsequent phase of exploration work is recommended by a geologist based on the results from the most recent phase of exploration.  We have completed the initial phase of the recommended exploration program on the Eazy 1 - 4 claims, which program was carried out during March 2010 at a cost of $7,000.  Now that we have completed the first phase of exploration, we will make a decision as to whether or not we proceed with the next phase based upon our analysis of the results of that program.  Our director will make this decision based upon the recommendations of the independent geologist who oversees the program and records the results.

Our independent geologist is Mr. James W. McLeod.

Our plan of operation is to continue exploration work on the Eazy 1 - 4 claims, subject to review of the results from the first phase of exploration, in order to ascertain whether they possess economic quantities of gold.  There can be no assurance that an economic mineral deposit exists on the Eazy 1 - 4 claims until appropriate exploration work is completed.

Even if we complete our proposed exploration programs on the Eazy 1 - 4 claims and we are successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit.

Eazy 1 – 4 Mineral Claims Purchase

On November 20, 2009, we entered into a Mineral Property Staking and Purchase Agreement with Western Mineral Inc. whereby we purchased a 100% interest in the Eazy 1 – 4 mineral claims for $3,500.   We also spent $3,500 on an initial review and recommendation report from the geologist.

Description, Location and Access

The Eazy property lies in the west-central part of the State of Nevada approximately 6 air miles southwest of the Town of Goldfield and is accessible by traveling south of the town for 3 miles on Highway 95 to the Montezuma Ridge cut-off that is then taken to the southwest for 6 miles to the property.

The area experiences about 4" - 8" of precipitation annually, of which about 20% may occur as a snow equivalent.  This amount of precipitation suggests a climatic classification of arid to semi-arid. The summers can experience hot weather, middle 60's to 70's F° with average with high spells of 100+F°, while the winters are generally more severe than the dry belt to the west and can last from December through February. Temperatures experienced during mid-winter average, for the month of January, range from the high 20's to the low 40's F° with low spells down to -20 F°.

The Town of Tonopah lies 26 miles to the north of Goldfield, Nevada and offers much of the necessary infrastructure required to base and carry-out an exploration program (accommodations, communications, equipment and supplies).  Larger or specialized equipment can be acquired in the City of Las Vegas lying 209 miles by paved road (Highway 95) to the south.

Infrastructure such as highways and secondary roads, communications, accommodations and supplies that are essential to carrying-out an exploration and development program are at hand, between Tonopah, Goldfield and Las Vegas, Nevada.

WASHOE
HUMBOLDT
ELKO
PERSHING
CHURCHILL
LANDER
EUREKA
WHITE PINE
MINERAL
NYE
ESMERALDA
LINCOLN
CLARK
Winnemucca
Wells
Elko
Carlin
Battle Mountain
Lovelock
Reno
Fernley
Fallon
Austin
Eureka
Ely
Carson City
Currant
Hawthorne
Tonopah
Goldfield
Caliente
Beatty
Las Vegas
95
80
93
50
6
15
PROPERTY LOCATION
0 25 50 100 MILES
0 50 100 KM.

WARMEN LIMITED

EAZY 1-4 CLAIMS

T3S - R42E, SECT. 19,20

LOCATION MAP

ESMERALDA CO., NEVADA

SCALE: AS SHOWN	DATE: JAN. 2010
DRAWN BY: J.M.	FIGURE: 1

CHONG

Title to the Eazy 1 - 4 claims

The Eazy 1 - 4 claims consist of four located mineral claims in one contiguous 2 x 2 group, comprising 82.64 acres.  A “mineral claim” refers to a specific section of land over which a title holder owns rights to explore the ground and subsurface, and extract minerals.

Claims details are as follows:

Claim Name	Area	Expiry Date
Eazy 1	20.66 ac	September 1, 2010
Eazy 2	20.66 ac	September 1, 2010
Eazy 3	20.66 ac	September 1, 2010
Eazy 4	20.66 ac	September 1, 2010

Geological Report

We have obtained a geological report on the Eazy 1 - 4 claims that was prepared by James W. McLeod with Western Minerals Inc.  James W. McLeod obtained a degree of Bachelor of Science in Geology from the University of British Columbia in 1969.  The geological report summarizes details concerning the Eazy 1 - 4 claims and makes a recommendation for further exploration work.

Glossary

In this section, the following geological terms have the indicated meaning:

Basalt - A hard rock of varied mineral content; volcanic in origin, it makes up much of the Earth's crust.

Formation - the fundamental unit of similar rock assemblages used in stratigraphy.

Heap leach - A mineral processing method involving the crushing and stacking of ore on an impermeable liner upon which leach solutions are sprayed to dissolve.

Intrusion - a formation of intrusive igneous rock; rock formed from magma that cools and solidifies within the crust of a planet.

Overburden - any loose material which overlies bedrock.

Rhyolite - An extrusive igneous rock having the same chemical composition as granite.

Snow equivalent - Approximately 1" of precipitation (rain) = 1' snow.

Tertiary - from 63 million to 2 million years ago.

Thrust fault- a geological fault in which the upper side appears to have been pushed upward by compression.

Tuff – hard volcanic rock composed of compacted volcanic ash.

Geological Setting and Mineralization

Regional Geology

The regional geology of Nevada is depicted as being underlain by all major types of rock units.  These appear to range from oldest to youngest in an east to west direction, respectively.  The oldest units are found to occur in the southeast corner of the State along the Colorado River.  The bedrock units exhibit a north-south fabric of alternating east-west ranges and valleys.  This feature suggests E-W compression that may have expression as low angle thrust faults on the west and east walls of some mineralized areas.  Faulting plays a large part in many areas of Nevada and an even larger part in the emplacement of mineral occurrences and ore bodies.

Local Geology

The local geology about the Eazy 1-4 mineral claim reveals a bedrock underpinning within a surrounding collovium covered area on a southerly sloping apron of overburden material.  The unconsolidated covered area underlying the Eazy 1-4 mineral claims are adjacent to a number of different types of rock exposures.  These areas may be looked to for the suggestion as to what bedrock could possibly be found underlying the mineral claims.

Abundant Tertiary age volcanic rocks are found throughout the local area as well as lesser occurrences of Tertiary age sediments.  The youngest units in the local area are observed as capping rocks units of Quaternary age basalt.  These units may preserve older mineralized occurrences and vice versa as the local area reveals abundant occurrences of thrust faulting.

Property Geology

The geology of the Eazy property area may be described as being underlain by volcanic rock exposure that historically is known in places to host base metal mineral occurrences and prospects.  The underlying claim area volcanic bed rock occurs as fine grain sized rhyolite tuffs and small rhyolite intrusions of Tertiary age.  Areas exhibiting a good geological setting can be excellent target areas in which to conduct mineral exploration. Thrust faulting is observed in the general vicinity of the mineral claim area within the Montezuma Range and should be checked thoroughly during any exploration undertaken.

Exploration History

The recorded mining history of the general area dates from the 1860's when prospectors passed through heading north and west.  The many significant lode gold, silver and other mineral product deposits developed in the area was that of the Goldfield Camp, 1905; Coaldale, coal field, 1913; Divide Silver Mining District, 1921 and the Candalaria silver-gold mine, which operated as an underground lode silver deposit in 1922, and again in the 1990's as an open cut, cyanide heap leach operation.  The Tonopah District, while mainly in Nye County, is on the edge of nearly all of the gold-silver camps of Esmeralda County, if not strictly in location then certainly as a headquarters and supply depot for the general area.  The Tonopah Camp produced mainly silver with some gold from quartz veins in Tertiary volcanic rocks.  The period 1900-1921 saw the camp produce from 6.4 million tons of ore, 138 million ounces of silver and 1.5 million ounces of gold or an average of 22 oz/ton silver and slightly less than 1/4 oz/ton gold, very rich ore by current standards.

Recommendations

Based on his review of geological information relating to the Dart 1 - 4 claims, Mr. McLeod recommends prospecting, mapping and a reconnaissance geochemical soil survey of the claim area.  The following two phase exploration proposal and cost estimate has been recommended, with the consecutive exploration phase being contingent upon positive results being obtained from the preceding phase:

Phase 1 - Completed

During March 2010 we carried out the first phase of the recommended exploration program at a cost of $7,000.  The program consisted of prospecting, mapping and soil geochemistry.

Phase 2

Magnetometer and VLF electromagnetic or other geophysical grid-controlled surveys over the areas of interest determined by the Phase 1 survey.  This program is expected to take one month to complete.  Included in this estimated cost is transportation, accommodation, board, grid installation, the geophysical surveys, maps and report for an estimated cost of $14,000.

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in the United States generally, and in Nevada specifically.

We will have to sustain the cost of reclamation and environmental mediation for all exploration and development work undertaken.  The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the currently planned work programs.  Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position in the event a potentially economic deposit is discovered.

If we enter into production, the cost of complying with permit and regulatory environment laws will be greater than in the exploration phases because the impact on the project area is greater.  Permits and regulations will control all aspects of any production program if the project continues to that stage because of the potential impact on the environment. Examples of regulatory requirements include:

-

Water discharge will have to meet water standards;

-

Dust generation will have to be minimal or otherwise re-mediated;

-

Dumping of material on the surface will have to be re-contoured and re-vegetated;

-

An assessment of all material to be left on the surface will need to be environmentally benign;

-

Ground water will have to be monitored for any potential contaminants;

-

The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re-mediated; and

-

There will have to be an impact report of the work on the local fauna and flora.

Because there will not be any appreciable disturbance to the land during the phase one and phase two exploration programs on the Eazy property, we will not have to seek any government approvals prior to conducting exploration.

Employees

We have no employees as of the date of this prospectus other than our directors.

Research and Development Expenditures

We have not incurred any research expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Reports to Security Holders

Although we are not required to deliver a copy of our annual report to our security holders, we will voluntarily send a copy of our annual report, including audited financial statements, to any registered shareholder who requests it.  We will not be a reporting issuer with the SEC until our registration statement on Form S-1 is declared effective.

We have filed a registration statement on Form S-1, under the Securities Act, with the SEC with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of our referenced contracts, agreements or documents.  We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving our company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.

You may inspect the registration statement, exhibits and schedules filed with the SEC at the SEC's principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC, 100 F Street NE, Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the SEC.  This site contains information statements and other information regarding issuers that file electronically with the SEC.  Our registration statement and the referenced exhibits can also be found on this site.

DESCRIPTION OF PROPERTY

We have the right to explore for and extract minerals from the Eazy 1 – 4 mineral claims.  We do not own any real property interest in the Eazy 1 - 4 claims or any other property.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings.  Our address for service of process in Nevada is Val-U-Corp Services, Inc.,  1802 N. Carson St., Ste 108, Carson City, NV   89701.  Tel:  775-887-8853.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is presently no public market for our common stock.  We intend to seek the creation of such a market by contacting an authorized OTC BB market maker for sponsorship of our securities on the OTC BB, a quotation medium for subscribing members of the NASD, upon the registration statement of which this prospectus forms a part becoming effective.  Only market makers can apply to quote securities on the OTC BB.  We have had preliminary discussions with an authorized OTC BB market maker with the intent of entering into an agreement for sponsorship of our common stock for quotation on the OTC BB.  If we are able to engage a market maker, we anticipate that it will take approximately two months following submission of the application to the NASD for our securities to be quoted on the OTC BB.  However, our common stock may never be quoted on the OTC BB or, if quoted, a public market in the stock may never materialize.

Our common stock is a penny stock.  Penny stocks are generally equity securities with a price of less than $5, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system.  The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. The penny stock rules require a broker-dealer, before a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for  penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type, size and  format, as the SEC shall require by rule or regulation.  The broker-dealer also must provide, before effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.  In addition, the penny stock rules require that, before a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock.  Therefore, it may be difficult or impossible for stockholders to sell those securities.

Grants of Options, Warrants or Securities Convertible Into Equity

To date, we have not granted any options or warrants to purchase, or securities convertible into, common equity of our company.

Rule 144 Shares

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least six months, is entitled to sell, within any three month period, a number of shares that does not exceed the greater of: (1) 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 712,800 shares of our common stock as of the date of this prospectus; or (2) the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

None of our issued and outstanding shares of common stock are available for resale to the public in accordance with the volume and trading restrictions of Rule 144 of the Securities Act.

Registration Rights

We have not granted registration rights to the Selling Stockholders or to any other persons.

Stockholders of Our Common Shares

As of the date of this registration statement, we have 37 registered shareholders.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.  The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.

we would not be able to pay our debts as they become due in the usual course of business; or

2.

our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

FINANCIAL STATEMENTS

Index to Financial Statements:

Inception through December 31, 2009

1.

Report of Independent Registered Public Accounting Firm;

2.

Audited financial statements:

a.

Balance Sheets;

b.

Statements of Operations;

c.

Statements of Cash Flows;

d.

Statements of Stockholders’ Equity (Deficit); and

e.

Notes to Financial Statements

Three Months ended March 31, 2010 (unaudited)

1.

Unaudited financial statements:

a.

Balance Sheets;

b.

Statements of Operations;

c.

Statements of Cash Flows; and

d.

Notes to Financial Statements

Report of Independent Registered Public Accounting Firm

To the Board of Directors of

Warmen Limited

(An Exploration Stage Company)

Carson City, NV

We have audited the accompanying balance sheets of Warmen Limited (the “Company”) as of December 31, 2009 and 2008, and the related statements of operations, stockholders' equity (deficit), and cash flows for the year ended December 31, 2009 and the periods from July 29, 2008 through December 31, 2009 and 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Warmen Limited as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the year ended December 31, 2009 and the periods from July 29, 2008 through December 31, 2009 and 2008, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the financial statements, the Company's absence of significant revenues, recurring losses from operations, and its need for additional financing in order to fund its projected loss in 2010 raise substantial doubt about its ability to continue as a going concern. The 2009 financial statements do not include any adjustments that might result from the outcome of this uncertainty.

LBB & Associates Ltd., LLP

Houston, Texas

April 22, 2010

WARMEN LIMITED

(An Exploration Stage Company)

BALANCE SHEETS

ASSETS

	December 31, 2009	December 31, 2008
Current assets:
Cash	$ 1,431	$ -

Total current assets	1,431	-

Total assets	$ 1,431	$ -

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:

Notes payable - Related party	$ 5,675	$ -

Total current liabilities	5,675	-

Total liabilities	5,675	-

STOCKHOLDERS' EQUITY (DEFICIT)

Common stock, $0.001 par value, 100,000,000	39,600	-
shares authorized, 39,600,000 and 0 shares
at December 31, 2009 and 2008 respectively issued and outstanding

Additional paid-in capital	(36,000)	-

Deficit accumulated during the exploration stage	(7,844)	-

Total stockholders' equity (deficit)	(4,244)	-

Total liabilities and stockholders' equity (deficit)	$ 1,431	$ -

The accompanying notes are an integral part of these financial statements

WARMEN LIMITED

(An Exploration Stage Company)

STATEMENTS OF OPERATIONS

For the year ended December 31, 2009 and the periods from

July 29, 2008 (inception) through December 31, 2009 and 2008

	Year ended	Inception through	Inception through
	December 31, 2009	December 31, 2008	December 31, 2009

Costs and expenses:

Mineral exploration	$ 7,000	$ -	$ 7,000

General and administrative	844	-	844

Net loss	$ (7,844)	$ -	$ (7,844)

Net loss per share:

Basic and diluted	$ (0.00)	$ -

Weighted average shares
outstanding:

Basic and diluted	6,726,575	-

The accompanying notes are an integral part of these financial statements

WARMEN LIMITED

(An Exploration Stage Company)

STATEMENTS OF CASH FLOWS

For the year ended December 31, 2009 and the periods from

July 29, 2008 (inception) through December 31, 2009 and 2008

	Year ended	Inception through	Inception through
	December 31, 2009	December 31, 2008	December 31, 2009

CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss	$ (7,844)	$ -	$ (7,844)

Adjustment to reconcile net loss to
cash used in operating activities:

Impairment expense	3,500	-	3,500

Net change in:

Accounts payable	-	-	-

CASH FLOWS USED IN OPERATING ACTIVITIES:	(4,344)	-	(4,344)

CASH FLOWS FROM INVESTING ACTIVITIES:

Purchase of mineral claims	(3,500)	-	(3,500)

CASH FLOWS USED IN INVESTING ACTIVITIES:	(3,500)	-	(3,500)

CASH FLOWS FROM FINANCING ACTIVITIES:

Cash received from the sale of common stock	3,600	-	3,600

Shareholder advances	5,675	-	5,675

CASH FLOWS PROVITED BY FINANCING ACTIVITIES:	9,275	-	9,275

NET INCREASE IN CASH	1,431	-	1,431

Cash, beginning of period	-	-	-

Cash, end of period	$ 1,431	$ -	$ 1,431

SUPPLEMENTAL CASH FLOW INFORMATION

Cash paid on interest expenses	$ -	$ -	$ -

Cash paid for income taxes	$ -	$ -	$ -

The accompanying notes are an integral part of these financial statements

WARMEN LIMITED

(An Exploration Stage Company)

STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

Period from July 29, 2008 (Inception) through December 31, 2008 and

Year ended December 31, 2009

				Deficit
			Additional	accumulated
	Common stock		paid-in	during the
	Shares	Amount	capital	exploration	Total

Balance at July 29, 2008	-	$ -	$ -	$ -	$ -

Net loss				-	-

Balance, December 31, 2008	-	-	-	-	-

Issuance of common	39,600,000	39,600	(36,000)	-	3,600
stock for cash

Net loss	-	-	-	(7,844)	(7,844)

Balance, December 31, 2009	39,600,000	$ 39,600	$ (36,000)	$ (7,844)	$ (4,244)

The accompanying notes are an integral part of these financial statements

WARMEN LIMITED.

(An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

Note 1

Nature and Continuance of Operations

The Company was incorporated in the State of Nevada on July 29, 2008.  The Company is in the exploration stage and has staked a mineral property located in Nevada and has not yet determined whether this property contains reserves that are economically recoverable.  The recoverability of amounts from the property will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company’s interest in the underlying property, the ability of the Company to obtain the necessary financing to complete the development of the property and upon future profitable production or proceeds for the sale thereof.

The Company proposes to file a prospectus with the SEC on Form S-1 for the registration of up to 31,680,000 common shares at $0.10 per share, subject to approval.  The Company will not receive any proceeds from this sale.  The Company also intends to seek a listing on the United States Over-the-Counter Bulletin Board.

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that the Company will be able to meet its obligations and continue its operations for its next fiscal year.  Realization values may be substantially different from carrying values as shown and these financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern.  At December 31, 2009, the Company had not yet achieved profitable operations, has accumulated losses of $7,844 since its inception, has cash of $1,431 which may not be sufficient to sustain operations over the next twelve months, and expects to incur further losses in the development of its business, all of which casts substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management has no formal plan in place to address this concern but considers that the Company will be able to obtain additional funds by equity financing and/or related party advances, however there is no assurance of additional funding being available.

Note 2

Summary of Significant Accounting Policies

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.  Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.  Actual results may vary from these estimates.

The financial statements have, in management’s opinion, been properly prepared within the framework of the significant accounting policies summarized below:

Exploration Stage Company

The Company complies with Accounting Standards Codification (“ASC”) 915 “Development Stage Entities” for its characterization of the Company as exploration stage.

GRUENTAL CORP.

(An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

Note 2

Summary of Significant Accounting Policies (continued)

Mineral Properties

Mineral property acquisition costs are capitalized in accordance with ASC 930.  Mineral property exploration costs are expensed as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property are capitalized. To date the Company has not established any reserves on its mineral properties.

Impairment of Long-lived Assets

The Company reviews long-lived assets for indicators of impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. If the review indicates that the carrying amount of the asset may not be recoverable, the potential impairment is measured based on a projected discounted cash flow method using a discount rate that is considered to be commensurate with the risk inherent in the Company's current business model. For purposes of recognition and measurement of an impairment loss, a long-lived asset is grouped with other assets at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets.  Due to the uncertainty surrounding the exploration and development of the Company's acquired mineral property as well as the uncertainty of the Company's ability to raise the funds needed to explore and develop the property, the Company impaired the acquisition value of the property down to $0 and included the impairment expense of $3,500 with Mineral Exploration on the Statements of Operations.

Environmental Costs

Environmental expenditures that relate to current operations are expensed or capitalized as appropriate.  Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed.  Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated.  Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company’s commitments to plan of action based on the then known facts.

Income Taxes

The Company uses the assets and liability method of accounting for income taxes pursuant to ASC 740 “Income Taxes”.  Under the assets and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Basic and Diluted Loss Per Share

The Company reports basic loss per share in accordance with the ASC 260, “Earnings Per Share”.  Basic loss per share is computed using the weighted average number of shares outstanding during the period.  Diluted loss per share has not been provided as it would be antidilutive.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original purchase maturity of three months or less to be cash equivalents.

WARMEN LIMITED

(An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

Note 2

Summary of Significant Accounting Policies (continued)

Foreign Currency Translation

The Company’s functional currency is United States (“U.S.”) dollars as substantially all of the Company’s operations use this denomination.  The Company uses the U.S. dollar as its reporting currency for consistency with registrants of the SEC and in accordance with ASC 830 “Foreign Currency Matters”.

Transactions undertaken in currencies other than the functional currency of the entity are translated using the exchange rate in effect as of the transaction date.  Any exchange gains and losses would be included in Other Income (Expenses) on the Statement of Operations.

Financial Instruments

The carrying value of cash, accounts payable and accrued liabilities and related party loan approximate their fair value because of the short maturity of these instruments.  Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

New Accounting Standards

Management does not believe that any recently issued, but not yet effective accounting standards if currently adopted could have a material effect on the accompanying financial statements.

Note 3

Income Taxes

The significant components of the Company’s deferred tax assets are as follows:

2009

Deferred tax assets
Non-capital loss carryforward	$ 2,700
Less: valuation allowance for deferred tax asset	(2,700)

$ -

The amount taken into income as deferred tax assets must reflect that portion of the income tax loss carryforwards that is more likely-than-not to be realized from future operations.  The Company has chosen to provide an allowance of 100% against all available income tax loss carryforwards, regardless of their time of expiry.

No provision for income taxes has been provided in these financial statements due to the net loss.  The effective tax rate differs from the 34% statutory rate for the year ended December 31, 2009 due to the change in valuation allowance.

At December 31, 2009 the Company has net operating loss carryforwards, which expire commencing in 2029, totalling approximately $8,000 the benefit of which has not been recorded in the financial statements.

WARMEN LIMITED

(An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

Note 4

Common Stock

During the year ended December 31, 2009, the Company issued 39,600,000 (post split) common shares of the Company to a director of the Company for $3,600.

Note 5

Related Party Transactions

The related party loan is due to a director of the Company for funds advanced.  The loan is unsecured, non-interest bearing and has no specific terms for repayment.  Loans through December 31, 2009 from the director totaled $5,675.

During the three months ending March 31, 2010 the director and majority shareholder of the Company advanced the Company an additional $61,300 under these same terms.

Note 6

Subsequent Event

On March 31, 2010 the Company completed a stock offering to 36 people that raised $28,800 for the issuance of 31,680,000 shares of common stock.

On March 31, 2010 the Company approved a 22 for 1 forward stock split.  The stock split is presented retroactively throughout the financial statements and footnotes.

WARMEN LIMITED

(An Exploration Stage Company)

BALANCE SHEETS

SSETS

	March 31, 2010	December 31, 2009
	(unaudited)
Current assets:
Cash	$ 77,630	$ 1,431

Total current assets	77,630	1,431

Total assets	$ 77,630	$ 1,431

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:

Accrued liabilities	$ 3,360	$ -

Notes payable - Related party	66,975	5,675

Total current liabilities	70,335	5,675

Total liabilities	70,335	5,675

STOCKHOLDERS' EQUITY (DEFICIT)

Common stock, $0.001 par value, 100,000,000 shares	71,280	39,600
authorized, 71,280,000 shares at March 31, 2010 and 39,600,000 at December 31, 2009 respectively issued and outstanding

Additional paid-in capital	(38,880)	(36,000)

Deficit accumulated during the exploration stage	(25,105)	(7,844)

Total stockholders' equity (deficit)	7,295	(4,244)

Total liabilities and stockholders' equity (deficit)	$ 77,630	$ 1,431

The accompanying notes are an integral part of these financial statements

WARMEN LIMITED

(An Exploration Stage Company)

STATEMENTS OF OPERATIONS

For the three months ended March 31, 2010 and 2009 and the period from

July 29, 2008 (inception) through March 31, 2010

	Three months ended	Three months ended	Inception through
	March 31, 2010	March 31, 2009	March 31, 2010

Costs and expenses:

Mineral exploration	$ 7,000	$ -	$ 14,000

General and administrative	10,261	-	11,105

Net loss	$ (17,261)	$ -	$ (25,105)

Net loss per share:

Basic and diluted	$ (0.00)	$ -

Weighted average shares
outstanding:

Basic and diluted	39,952,000	-

The accompanying notes are an integral part of these financial statements

WARMEN LIMITED

(An Exploration Stage Company)

STATEMENTS OF CASH FLOWS

For the three months ended March 31, 2010 and 2009 and the period from

July 29, 2008 (inception) through March 31, 2010

	Three months	Three months	Inception through
	March 31, 2010	March 31, 2009	March 31, 2010

CASH FLOWS FROM OPERATING
ACTIVITIES
Net loss	$ (17,261)	$ -	$ (25,105)

Adjustment to reconcile net loss to
cash used in operating activities:
Impairment expense	-	-	3,500
Net change in:
Accounts payable	3,360	-	3,360

CASH FLOWS USED IN OPERATING	(13,901)	-	(18,245)
ACTIVITIES

CASH FLOWS FROM INVESTING
ACTIVITIES:
Purchase of mineral claims	-	-	(3,500)

CASH FLOWS USED IN INVESTING	-	-	(3,500)
ACTIVITIES:

CASH FLOWS FROM FINANCING
ACTIVITIES:
Cash received from the sale of	28,800	-	32,400
common stock
Shareholder advances	61,300	-	66,975

CASH FLOWS PROVIDED BY
FINANCING ACTIVITIES	90,100	-	99,375

NET INCREASE IN CASH	76,199	-	77,630

Cash, beginning of period	1,431	-	-

Cash, end of period	$ 77,630	$ -	$ 77,630

SUPPLEMENTAL CASH FLOW
INFORMATION
Cash paid on interest expenses	$ -	$ -	$ -

Cash paid for income taxes	$ -	$ -	$ -

The accompanying notes are an integral part of these financial statements

WARMEN LIMITED

(An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

(unaudited)

Note 1

Basis of Presentation

The accompanying unaudited interim financial statements of Warmen Corp. ("Warmen" or the "Company") have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission ("SEC"), and should be read in conjunction with the audited financial statements and notes thereto contained in the Company's Registration Statement still to be filed.   In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for our interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements that would substantially duplicate the disclosure contained in the audited financial statements for fiscal 2009, as reported in the Form S-1, have been omitted.

Note 2

Common Stock

On March 31, 2010 we completed a stock offering to 36 people that raised $28,800 for the issuance of 31,680,000 shares of common stock.

On March 31, 2010 the Company approved a 22 for 1 forward stock split.  The stock split is presented retroactively throughout the financial statements and footnotes.

Note 3

Related Party Transactions

The related party loan is due to a director and majority shareholder of the Company for funds advanced.  The loan is unsecured, non-interest bearing and has no specific terms for repayment.  Loans through March 31, 2010 from the director totaled $66,975 of which $61,300 were advanced during the quarter ending March 31, 2010.

MANAGEMENT’S DISCUSSION AND ANALYSIS

Plan of Operations

Our plan of operation for the twelve months following the date of this prospectus is to complete the geologist recommended second phase of exploration work on the Eazy 1 - 4 claims consisting of prospecting, mapping and soil geochemistry for phase 1 which will cost $7,000.

If a second phase of exploration were to be carried out that would happen in the summer of 2010, subject to obtaining suitable financing for such program.  As well, we anticipate spending an additional $15,000 on administrative fees, including fees payable in connection with the filing of this registration statement and complying with reporting obligations.  Total minimum expenditures over the next 12 months are therefore expected to be approximately $22,000.

We will require additional funding in order to proceed with additional exploration on the Eazy 1 - 4 claims and to cover administrative expenses.  We anticipate that additional funding will be in the form of equity financing from the sale of our common stock or from director loans.  We do not have any arrangements in place for any future equity financing or loans.

Results of Operations

We have not earned any revenues from our incorporation on July 29, 2008 to December 31, 2009.  We do not anticipate earning revenues unless we enter into commercial production on the Eazy 1- 4 claims, which is doubtful.  We have not commenced the exploration stage of our business and can provide no assurance that we will discover economic mineralization on the Eazy 1 - 4 claims, or if such minerals are discovered, that we will enter into commercial production.

We incurred operating expenses in the amount of $7,844 for the period from our inception on July 29, 2008 to December 31, 2009. These operating expenses were comprised of general and administrative costs of $844 and mineral and exploration costs of $7,000.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities.  For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

Three Months Ended March 31, 2010

We incurred operating expenses in the amount of $17,261 for the three months ended March 31, 2010, completed to $Nil for the three months ended March 31, 2009.   These operating expenses were comprised of general and administrative costs of $10,261 and mineral and exploration costs of $7,000.

Liquidity and Capital Resources

Since our inception, we have financed our cash requirements from cash generated from the sale of common stock and from shareholder advances.

Our principal sources of liquidity as of December 31, 2009 consisted of $1,431 in cash and cash equivalents.  At March 31, 2010 we had $77,630 in cash.

Since inception through to and including December 31, 2009, we have raised $3,600 through private placements of our common shares.  As of March 31, 2010 we had completed a further private placement raising a total of $28,800.

In March 2010 we began our first phase of exploration and are currently awaiting the results of that exploration.

Should these results be favorable we will be in a position to plan the next phase two of exploration.  The financing for this second phase could come from further equity financing or could come from the further lending of funds from Mr. Villamar, our President.  There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing. If we are unable to achieve the financing necessary to continue our plan of operations, then we will not be able to continue our exploration of our mineral claims and our venture will fail.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our accountants.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors and their age as of the date of this prospectus is as follows:

Directors:

Name of Director	Age
Giovanny Villamar	41

Executive Officers:

Name of Officer	Age	Office
Giovanny Villamar	41	President, Secretary, Treasurer and Chief Executive Officer

Biographical Information

Set forth below is a brief description of the background and business experience of our executive officer and director for the past five years.

Mr. Giovanny Villamar has acted as our president, secretary, treasurer and chief executive officer and as a director since our incorporation on July 29, 2008.

Giovanny Wilfrido Mera Villamar obtained a Bachelors degree in Business Administration majoring in accounting from Nagdalena Cabeza De Duran College in Ecuador in 1990.  He also obtained a Diploma in Electrical Engineering from Leonidas Garcia College in Ecuador in 1992.

He worked with Santos MCE in Ecuador for 13 years as an Electrical Engineer from 1992 to 2005.  Presently he is employed with a management company as an Electrical Engineer and has been there since 2005.

Mr. Villamar is  also is President of Gruental Corp., a gold and silver metal exploration mining company.  He began both of these positions in July of 2008.

Mr. Villamar does not have any professional training or technical credentials in the exploration, development and operation of mines. Mr. Villamar intends to devote approximately 25% of his business time to our affairs.

Term of Office

Our director is appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.  Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officer and director described above.

Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Consulting Agreements

We do not have any employment or consulting agreement with our directors or officers.  We pay Mr. Villamar a varying amount of funds for acting as President of our company.

Conflicts of Interest

Although Mr. Villamar does work with other mineral exploration companies other than ours, we do not have any written procedures in place to address conflicts of interest that may arise between our business and the future business activities of Mr. Villamar

Committees of the Board of Directors

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our board of directors. As such, Mr. Villamar acts in those capacities as our sole director.

Audit Committee Financial Expert

Mr. Villamar is our sole director and does not qualify as an “audit committee financial expert.” We believe that the cost related to retaining such a financial expert at this time is prohibitive.  Further, because we are in the start-up stage of our business operations, we believe that the services of an audit committee financial expert are not warranted at this time.

Role and Responsibilities of the Board

The Board of Directors oversees the conduct and supervises the management of our business and affairs pursuant to the powers vested in it by and in accordance with the requirements of the Revised Statutes of Nevada.  The Board of Directors holds regular meetings to consider particular issues or conduct specific reviews whenever deemed appropriate.

The Board of Directors considers good corporate governance to be important to the effective operations of our company. Our directors are elected at the annual meeting of the stockholders and serve until their successors are elected or appointed.  Officers are appointed by the Board of Directors and serve at the discretion of the Board of Directors or until their earlier resignation or removal.

We presently do not pay our directors or executive officers any salary or consulting fees and do not anticipate paying them any compensation during the next 12 months in their capacities as directors and officers.

There are no family relationships among our directors or executive officers.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period from our inception on July 29, 2008 to December 31, 2009.

Summary Compensation Table

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Giovanny Villamar, President, CEO, Secretary, Treasurer and Director	20082009	0 0	0 0	0 0	0 0	0 0	0 0	0 0	0 0

Grants of Plan-Based Awards Table

Not applicable.

Outstanding Equity Awards at Fiscal Year End Table

Not applicable.

Option Exercise and Stock Vested Table

Not applicable.

Pension Benefits Table

Not applicable.

Nonqualified Deferred Compensation Table

Not applicable.

Director Compensation Table

Not applicable.

All Other Compensation Table

Not applicable.

Perquisites Table

Not applicable.

Potential Payments Upon Termination or Change in Control Table

Not applicable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group.  Except as otherwise indicated, all shares are owned directly.

Title of Class	Name of beneficial owner	Amount of beneficial ownership	Percent of class
Common stock	Giovanny Villamar	39,600,000	55.5%
Common stock	All officers and directors as a group that consists of one person	39,600,000	55.5%

The percent of class is based on 71,280,000 shares of common stock issued and outstanding as of the date of this prospectus.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

•

Any of our directors or officers;

•

Any person proposed as a nominee for election as a director;

•

Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;

•

Our promoter, Giovanny Villamar;

•

Any member of the immediate family of any of the foregoing persons, except as follows:

(a)

our President, promoter and sole director, Giovanny Villamar:

(i)

advanced the sum of $5,675 in related party loans as of December 31, 2009;

(ii)

was issued 39,600,000 (post-split) common shares for $3,600 during the fiscal year ended December 31, 2009.

DISCLOSURE OF SEC POSITION OF INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. These provisions provide that we shall indemnify a director or former director against all expenses incurred by him by reason of him acting in that position.  The director may also cause us to indemnify an officer, employee or agent in the same fashion.

We have been advised that in the opinion of the SEC indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.  We will then be governed by the court's decision.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (the “NRS”) and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1)

a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)

a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)

a transaction from which the director derived an improper personal profit; and

(4)

willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)

such indemnification is expressly required to be made by law;

(2)

the proceeding was authorized by our Board of Directors;

(3)

such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

(4)

such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request.  This advance of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Recent Sales of Unregistered Securities

We completed an offering of 31,680,000 (post-split) shares of our common stock to a total of 36 purchasers on March 31, 2010.  The total amount received from this offering was $28,800.  These shares were issued pursuant to Regulation S of the Securities Act.  The purchasers in this offering were as follows:

Name of Shareholder		Number of Shares
Last	First	#
Bonaby	Lynette	880,000
Colebrooke	Lintheo	880,000
Colebrooke	Patrick	880,000
Demeritte	Van	880,000
Francis	Bernice	880,000
Francis	Marcus	880,000
Francis	Revy	880,000
Francis	Shawn	880,000
Ferguson-Lambert	Deanne	880,000
Gavarrete	Elsa	880,000
Gavarrete	Maria Amalia	880,000
Gavarrete	Maria Inocente	880,000
Gavarrete	Norma	880,000
Hepburn	Maria	880,000
Higgs	Kenneth	880,000
Latalya	Josey	880,000
Leadon	Dashanaire	880,000
McPhee	Bernadette	880,000
Mills	Nia	880,000
Moxey	Edmond	880,000
Newry	Elfloy	880,000
Pratt	Gloria	880,000
Pratt	Phillip	880,000
Rahming	Albert	880,000
Rahming	Euthalie	880,000
Roberts	Aaron	880,000
Roberts	Dorothy	880,000
Rolle	Arthrametra	880,000
Rolle	Geletha	880,000
Rolle	John	880,000
Sanchez	Carlos	880,000
Sandilands	Richard	880,000
Strachan	Rosanna	880,000
Taylor	John	880,000
Turnquest	Alexis	880,000
Williams	Llewelyne	880,000

The offer and sale of all shares of our common stock listed above were affected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Regulation S promulgated under the Securities Act.  The investors acknowledged the following: the investor is not a United States Person, nor is the investor acquiring the shares directly or indirectly for the account or benefit of a United States Person.  None of the funds used by the investor to purchase the shares have been obtained from United States Persons.  “United States Person” within the meaning of U.S. tax laws, means a citizen or resident of the United States, any former U.S. citizen subject to Section 877 of the Internal Revenue Code, any corporation, or partnership organized or existing under the laws of the United States of America or any state, jurisdiction, territory or possession thereof and any estate or trust the income of which is subject to U.S. federal income tax irrespective of its source, and within the meaning of U.S. securities laws, as defined in Rule 902(o) of Regulation S, means:

(i) any natural person resident in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a U.S. person; (iv) any trust of which any trustee is a U.S. person; (v) any agency or branch of a foreign entity located in the United States; (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person; (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and (viii) any partnership or corporation if organized under the laws of any foreign jurisdiction, and formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a)) who are not natural persons, estates or trusts.

Exhibits

Exhibit

Number

Description

3.1

Articles of Incorporation

3.2

Bylaws

5.1

Legal opinion with consent to use

10.1

Mineral property agreement dated November 20, 2009

23.1

Consent of LBB & Associates, Ltd., LLP

23.2

Consent of James W. McLeod, Consulting Geologist

Undertakings

The undersigned registrant hereby undertakes:

1.

To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(a)

include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)

reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration Statement; and

(c)

include any additional or changed material information on the plan of distribution.

2.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.

That, for determining our liability under the Securities Act to any purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)

any preliminary prospectus or prospectus that we file relating to the offering required to be filed pursuant to Rule 424 (Section 230.424 of this chapter);

(b)

any free writing prospectus relating to the offering prepared by or on our behalf or used or referred to by us;

(c)

the portion of any other free writing prospectus relating to the offering containing material information about us or our securities provided by or on behalf of us; and

(d)

any other communication that is an offer in the offering made by us to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto authorized in the City of Carson, State of Nevada on May 17, 2010.

WARMEN LIMITED

By: /s/ Giovanny Villamar

-------------------------------------

Giovanny Villamar, President, Chief Executive Officer, Principal Accounting Officer and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

SIGNATURE	CAPACITY IN WHICH SIGNED	DATE

/s/ Giovanny Villamar Giovanny Villamar	President, Chief Executive Officer, Secretary, Treasurer, principal accounting officer, principal financial officer and Director	May 17, 2010